   As filed with the Securities and Exchange Commission on October 30, 2000


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


              Express Scripts Automatic Exchange Security Trust
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             (Exact name of registrant as specified in its charter)


              New York                                  11-6549149
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(State of incorporation or organization)     (IRS Employer Identification No.)


c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York                                    10004
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(Address of principal executive offices)               (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          -------------------                     ------------------------------
$    Trust Issued Automatic Exchange Securities



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-77547 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                $    Trust Issued Automatic Exchange Securities
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                                (TITLE OF CLASS)



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Item 1. Description of Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is
"$     Trust Issued Automatic Exchange Securities" (the "Securities"). A
description of the Securities is set forth under the caption "Description of Securities" in the prospectus included within the Registration Statement on Form N-2 of the Registrant filed with the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-82331 and 811-09427) (the "Registration Statement"), which description is incorporated herein by reference.

Item 2. Exhibits.

     (a)  No exhibits are being filed with the Commission.

     (b) The following exhibit is being filed with The Nasdaq Stock Market, Inc. only: Registration Statement on Form N-2.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   EXPRESS SCRIPTS AUTOMATIC EXCHANGE
                                   SECURITY TRUST


Dated: October 30, 2000            By:  /s/ Paul S. Efron
                                      -------------------------------
                                      Paul S. Efron
                                      Trustee


                                   *By:  /s/ Michael Kaine
                                       ------------------------------
                                       Name: Michael Kaine
                                       as Attorney-in-fact